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                                  EXHIBIT 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   W.S.I. Inc.

     FIRST: The name of the Corporation is W.S.I. Inc.

     SECOND: The address of the Corporation's registered office and registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

     FIFTH: The name and mailing address of the incorporator is:

                    NAME                        ADDRESS

                  Alice B. Ambler             Prickett, Jones, Elliott,
                                              Kristol & Schnee
                                              1310 King Street
                                              P.O. Box 1328
                                              Wilmington, Delaware 19801

     SIXTH: The Corporation is to have perpetual existence.



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     SEVENTH: The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation but the stockholders may make additional by-laws and may amend or repeal and by-law whether or not adopted by them.

     EIGHTH: Elections of directors need not be by written ballot unless the by-laws so provide.

     NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (l) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be


                                        2

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counted in determining the presence of a quorum at a meeting of the Board of
Directors or of a committee which authorizes the contract or transaction.

     TENTH: The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement


                                        3

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of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto signed by name and affirm that the statements made herein are true under penalty of perjury this 2nd day of May, 1988.

                                      /s/  Alice B. Ambler
                                     -------------------------
                                            Alice B. Ambler
                                            Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     W.S.I. Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     1. A resolution setting forth the following amendment to the corporation's Certificate of Incorporation and declaring the advisability of such amendment was duly adopted by the corporation's Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

     Article First of the Certificate of Incorporation is amended to read as follows:

        "The name of this corporation is Y.F. Americas, Inc."

     2. In lieu of a meeting of the stockholders, unanimous written consent has been given for the adoption of said amendments in accordance with the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, W.S.I. Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 17th day of March, 1991.


                                   W.S.I. INC.

                                   By   /s/ Wei Wen Lie
                                       -------------------------
                                        Wei Wen Lie, President


ATTEST:


 /s/  He Shi Ming
------------------------
He Shi Ming, Secretary




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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           MODERN MANUFACTURING, INC..
                                      INTO

                               Y.F. AMERICAS, INC.

                             Pursuant to Section 253
                                     of the
                       General Corporation Law of Delaware
                             **********************

          Y.F. Americas, Inc., a corporation incorporated on the 2nd day of May, 1988 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY:

          FIRST: That this corporation owns all of the outstanding shares of the stock of Modern Manufacturing, Inc., a corporation incorporated on the 30th day of December, 1966, pursuant to the provisions of the Business Corporation Act of the State of Washington.

          SECOND: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent as of January 18, 1999 determined to and did merge into itself Modern Manufacturing, Inc.:

MERGER BETWEEN THE COMPANY AND MODERN MANUFACTURING, INC.

          WHEREAS, the Company lawfully owns all of the issued and outstanding stock of Modern Manufacturing, Inc., a Washington corporation ("Modern Manufacturing");

          RESOLVED, that it is desirable and in the best interests of the Company that the Company merge Modern Manufacturing into itself
     (the "Merger") as set forth in the Agreement and Plan of Merger attached hereto as Exhibit "A" (the "Agreement and Plan of Merger") and that the execution and delivery of the Agreement and Plan of Merger by an Authorized Officer of the Company be, and it hereby is, authorized and approved;


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          RESOLVED, FURTHER, that the terms of the Merger shall be
     effective upon the date of filing a Certificate of Ownership and Merger with the Secretary of State of Delaware;

          RESOLVED, FURTHER, that the President and Secretary of the Company, or either of them, (each an "Authorized Officer") are each hereby authorized and directed, for and on behalf of the Company, to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Modern Manufacturing, Inc. and assume its liabilities and obligations pursuant to the Agreement and Plan of Merger, and to cause the same to be filed with the Secretary of State of Delaware, with such amendments and modifications thereto as the Authorized Officer executing it shall approve as necessary, desirable or appropriate in his sole judgment, such approval to be conclusively evidenced by such Authorized Officer's execution thereof;

          RESOLVED, FURTHER, that the Company hereby approves, authorizes and ratifies any action taken by the Authorized Officers of the Company for and on behalf of the Company to (i) incur such costs and expenses, and (ii) do any and all acts and things that one or more of the Authorized Officers of the Company deem in the exercise of his sole discretion, necessary, desirable or appropriate in connection with the Merger, the Certificate of Ownership and Merger and these resolutions.

     CHANGE OF CORPORATE NAME

          WHEREAS, the Board of Directors of the Company has proposed to amend the Amended Certificate of Incorporation of the Company to change the name of the Company to "Modern Manufacturing, Inc." effective upon the effective date of the Merger.

          RESOLVED, that, upon the effective date of the Merger, Article First of the Amended Certificate of Incorporation of the Company be, and it hereby is, amended to read as follows:

          FIRST:   The name of this corporation is "Modern
               Manufacturing, Inc."

          RESOLVED, that the Authorized Officers of the Company are each hereby authorized to execute any documents and to take such other action as the Authorized Officer executing it shall approve as necessary, desirable or appropriate in his/her sole judgment to effect the change of corporate name of the Company, such approval to be conclusively evidenced by such Authorized Officer's execution thereof.

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          THIRD: Pursuant to Section 253 of the General Corporation Law of the
     State of Delaware and Section 23B.11.050 of the Business Corporation Act of the State of Washington, no approval was required from the stockholders of the Company or the shareholders of Modern Manufacturing.

          FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Company at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership to be signed by Douglas B. Solomon, its Secretary, as of January 18, 1999.

                                               By: /s/ Douglas B. Solomon
                                                  -------------------------
                                                  Douglas B. Solomon
                                                  Secretary